Exhibit 99.1

	Fiscal 2018
	Thirteen Weeks Ended
	(UNAUDITED)
	April 30, 2017		July 30, 2017		October 29, 2017		January 28, 2018		Total Year
		% Net		% Net		% Net		% Net		% Net
Net Sales		Sales		Sales		Sales		Sales		Sales
Hooker Branded	37,473	28.6%	40,888	26.2%	42,573	27.0%	45,820	26.1%	166,754	26.9%
Home Meridian	73,702	56.3%	96,403	61.7%	92,068	58.3%	103,299	58.9%	365,472	58.9%
All Other	19,697	15.1%	19,017	12.2%	23,293	14.7%	26,399	15.0%	88,406	14.2%
Consolidated	130,872	100.0%	156,308	100.0%	157,934	100.0%	175,518	100.0%	620,632	100.0%

Gross Profit
Hooker Branded	12,535	33.4%	12,546	30.7%	13,096	30.8%	14,830	32.4%	53,007	31.8%
Home Meridian	11,006	14.9%	16,061	16.7%	15,808	17.2%	19,450	18.8%	62,325	17.1%
All Other	4,602	23.4%	4,510	23.7%	5,374	23.1%	4,999	18.9%	19,485	22.0%
Consolidated	28,143	21.5%	33,117	21.2%	34,278	21.7%	39,279	22.4%	134,817	21.7%

Operating Income
Hooker Branded	4,849	12.9%	5,032	12.3%	4,862	11.4%	6,989	15.3%	21,732	13.0%
Home Meridian	816	1.1%	5,235	5.4%	4,607	5.0%	7,607	7.4%	18,265	5.0%
All Other	1,443	7.3%	1,528	8.0%	1,735	7.5%	781	3.0%	5,487	6.2%
Consolidated	7,108	5.4%	11,795	7.5%	11,204	7.1%	15,377	8.8%	45,484	7.3%

	Fiscal 2017
	Thirteen Weeks Ended
	(UNAUDITED)
	May 1, 2016		July 31, 2016		October 30, 2016		January 29, 2017		Total Year
		% Net		% Net		% Net		% Net		% Net
Net Sales		Sales		Sales		Sales		Sales		Sales
Hooker Branded	37,819	31.0%	37,344	27.4%	40,310	27.7%	43,212	24.8%	158,685	27.5%
Home Meridian	64,976	53.3%	80,362	59.0%	86,053	59.2%	113,244	65.1%	344,635	59.7%
All Other	19,036	15.6%	18,457	13.6%	18,935	13.0%	17,471	10.0%	73,899	12.8%
Consolidated	121,831	100.0%	136,163	100.0%	145,298	100.0%	173,927	100.0%	577,219	100.0%

Gross Profit
Hooker Branded	11,390	30.1%	11,703	31.3%	12,781	31.7%	15,779	36.5%	51,653	32.6%
Home Meridian	10,710	16.5%	12,413	15.4%	13,742	16.0%	20,424	18.0%	57,289	16.6%
All Other	4,499	23.6%	4,362	23.6%	4,403	23.3%	3,915	22.4%	17,179	23.2%
Consolidated	26,599	21.8%	28,478	20.9%	30,926	21.3%	40,118	23.1%	126,121	21.8%

Operating Income
Hooker Branded	2,628	6.9%	4,693	12.6%	5,159	12.8%	7,723	17.9%	20,203	12.7%
Home Meridian	88	0.1%	2,365	2.9%	3,502	4.1%	8,420	7.4%	14,375	4.2%
All Other	1,285	6.8%	1,166	6.3%	1,278	6.7%	913	5.2%	4,642	6.3%
Consolidated	4,001	3.3%	8,224	6.0%	9,939	6.8%	17,056	9.8%	39,220	6.8%